WRITTEN CONSENT OF DIRECTORS TO CORPORATE ACTION WITHOUT MEETING OF PHI GROUP, INC.

The undersigned, being all of the directors of the Board of Directors of PHI Group, Inc., a Nevada corporation (the "Company"), hereby adopt the following resolutions in lieu of a meeting on this 23rd day April 2018.

WHEREAS, it deems to be in the best interests of the Company and its shareholders to spin off American Pacific Resources, Inc., a subsidiary of PHI Group, Inc., from the Company's portfolio and reward our shareholders with a special stock dividend in American Pacific Resources, Inc.;

NOW, THEREFORE, BE IT RESOLVED, that the Company declare a twenty percent (20%) special stock dividend from its holdings of Common Stock in American Pacific Resources, Inc. to shareholders of Common Stock of the Company as follows: (a) Declaration date: April 23, 2018; (b) Record date: May 31, 2018; (c) Payment date: October 31, 2018; (d) Dividend ratio: All eligible shareholders of Common Stock of the Company as of the Record date shall be entitled to receive two (2) shares of Common Stock of American Pacific Resources, Inc. for every ten (10) shares of Common Stock of PHI Group, Inc. held by such shareholders as of the referenced Record date; and

FURTHER RESOLVED, the Company promptly file a registration statement with the Securities and Exchange Commission for 5,673,327 shares of Common Stock of PHI Group, Inc. that have been reserved as special stock dividends for shareholders of record as of July 31, 2012.

FURTHER RESOLVED that in addition to and without limiting the foregoing, each officer of the Company be and hereby is authorized and directed to take, or cause to be taken, such further action, and to execute and deliver, or cause to be delivered, for and in the name and on behalf of the Company, all such instruments and documents as such officer may deem necessary, appropriate or in the best interests of the Company to effectuate the intent of the foregoing resolutions and the transactions contemplated thereby (as conclusively evidenced by the taking of such actions or the execution and delivery of such instruments and documents, as the case may be) and all action heretofore taken by such officer in connection with the subject of the foregoing recitals and resolutions be, and it hereby is, approved, ratified and confirmed in all respects as the act and deed of the Company.

By their signatures below, the above resolutions have been duly authorized and adopted by the Company's Board of Directors.

Tam Bui, Director	Henry Fahman Henry D. Fahman, Director
Frank Hawkins, Director	